Exhibit 10.11

THIS INSTRUMENT AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATED IN THE MANNER AND TO THE EXTENT SET FORTH HEREIN TO THE SENIOR DEBT (AS HEREINAFTER DEFINED); AND EACH HOLDER OF THIS INSTRUMENT, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE SUBORDINATION PROVISIONS HEREIN.

SUBORDINATED PROMISSORY NOTE

$45,799,986.48	March 4, 2022

FOR VALUE RECEIVED, and subject to the terms and conditions set forth in this Subordinated Promissory Note (this “Note”), ProFrac Holdings II, LLC, a Texas limited liability company (the “Payor”), whose address is 333 Shops Boulevard, Suite 301, Willow Park, Texas 76087, hereby unconditionally promises to pay to the order of Equify Financial LLC, a Texas limited liability company, or its assigns (the “Payee”), whose address is 777 Main Street, Suite 3900, Fort Worth, Texas 76102 in lawful money of the United States of America in immediately available funds, at such location as the Payee shall designate, Forty-Five Million Seven Hundred Ninety Nine Thousand Nine Hundred Eighty Six Dollars and forty-eight cents ($45,799,986.48), or the unpaid balance of all principal advanced against this Note, if that amount is more or less, on March 4, 2027, or if such date is not a business day, then the next succeeding business day (the “Maturity Date”), and to pay interest on the unpaid principal amount hereof at the rates specified below.

This Note evidences the “Equify Bridge Note” and the “Equify Bridge Financing Note” referenced respectively in (i) that certain Term Loan Credit Agreement dated as of March 4, 2022, by and among Payor, ProFrac Holdings II, LLC, a Texas limited liability company (“Holdings II”), as the borrower, the guarantors from time to time party thereto, Piper Sandler Finance LLC, as agent and as collateral agent (the “Term Loan Agent”), and the lenders from time to time party thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”) and (ii) that certain Credit Agreement, dated as of March 4, 2022, by and among Payor, Holdings II, as the borrower, the guarantors from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent and as collateral agent (the “ABL Agent” and, together with the Term Loan Agent, each an “Agent” and collectively, the “Agents”), and the lenders from time to time party thereto (as amended, restated, supplemented or otherwise modified from time to time, the “ABL Credit Agreement” and, together with the Term Loan Agreement, each a “Credit Agreement” and collectively, the “Credit Agreements”; unless otherwise defined herein, all capitalized terms used and not defined herein which are defined in the Term Loan Agreement shall have the meaning given to such terms in the Term Loan Agreement). As used herein, “Secured Parties” means, collectively, the “Secured Parties” (under and as defined in the ABL Credit Agreement) and the “Secured Parties” (under and as defined in the Term Loan Agreement).

The Payor further agrees to pay interest to the Payee, which such interest shall accrue on the unpaid principal amount owing under this Note from the date hereof at a rate per annum equal to one percent (1%) until the earlier to occur of (x) the Maturity Date and (y) payment in full of all amounts outstanding under this Note. Interest shall accrue daily and be paid in kind on a quarterly basis according to the terms below. Ali calculations of interest shall be made on the basis of a 365 day year for the actual number of days (including the first day but excluding the last day) occurring in the period for which interest is payable. On the first day of each calendar quarter following the date hereof all accrued and unpaid interest for the prior quarter shall be capitalized and paid-in-kind by being added to the outstanding principal amount of this Note. Amounts representing accrued interest which are added to the outstanding principal of this Note shall thereafter bear interest in accordance with this paragraph and otherwise be treated as principal for purposes of this Note. Unless due earlier in accordance with the immediately following paragraph, the principal amount of this Note (and all other amounts outstanding under this Note) shall be due and payable on the Maturity Date. Subject to the terms of each of the Credit Agreements, prepayments may be made on this Note at any time without prepayment penalty or premium.

Upon the commencement by or against the Payor of any bankruptcy, reorganization, arrangement, adjustment of debt, receivership, relief of debtors, dissolution, insolvency or liquidation or similar proceeding of any jurisdiction relating to the Payor or its debts, whether voluntary or involuntary, or upon the assignment for the benefit of creditors or any other marshalling of the property, assets and liabilities of the Payor or otherwise, the unpaid principal amount hereof shall become immediately due and payable without presentment, demand, protest or notice of any kind in connection with this Note.

The Payee is hereby authorized to record all loans and advances made by it to the Payor evidenced by this Note, and all repayments or prepayments thereof, in its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein.

The Payor hereby waives diligence, presentment, demand, protest or notice of any kind in connection with this Note. All payments under this Note shall be made without offset, counterclaim or deduction of any kind.

This Note shall be binding upon the Payor and its successors and assigns, and the terms and provisions of this Note shall inure to the benefit of the Payee and its successors and assigns, including subsequent holders hereof. The Payor’s obligations under this Note may not be assigned without the prior written consent of the Payee.

Notwithstanding any other provisions set forth herein, upon payment in full of all Obligations (as defined in the Credit Agreement(s)) and termination of the Term Loan Commitments under the Term Loan Agreement and the Commitments under the ABL Credit Agreement, the Payor shall be entitled to elect to pay interest hereunder in cash on the date on which interest would otherwise be capitalized if it was paid in kind provided that failure to so elect to pay interest in cash shall be deemed to be an election to pay interest in kind.

SUBORDINATION PROVISIONS

The Payor covenants and agrees, and the Payee, by its acceptance hereof, likewise covenants and agrees, that the payment of the principal and interest under this Note is expressly subordinated in right of payment to the Senior Debt upon the following terms and conditions:

(a) Subject to the proviso in clause (b) below, the aggregate principal amount owing to the Payee from time to time under this Note, all accrued and unpaid interest thereon (if any), and any and all other indebtedness evidenced by or otherwise owing in respect of this Note, whether now or hereafter existing, including, without limitation, all such indebtedness under, or in respect of, any and all extensions, modifications, substitutions, amendments, renewals and refinancings of any or all of the foregoing indebtedness, and any instrument or agreement evidencing, governing or otherwise setting forth the terms of any such indebtedness or other indebtedness incurred in any such extension, modification, substitution, amendment, renewal or refinancing, in each case whether direct or indirect, absolute or contingent, and whether for principal, interest (including, without limitation, interest accruing after the filing of a petition initiating any Insolvency Proceeding (as defined below), whether or not such interest accrues after the filing of such petition for purposes of any applicable Insolvency Laws (as defined below), or is an allowed claim in such Insolvency Proceeding), premiums, fees, indemnification obligations, contract causes of action, costs, expenses or otherwise (all such indebtedness being, collectively, the “Subordinated Debt”) is and shall be subordinate and junior in right of payment, to the extent and in the manner set forth in this Note, each Credit Agreement and the other Loan Documents (as defined in each Credit Agreement), to the prior payment in full of all “Obligations” (as defined the Term Loan Agreement) and all “Obligations” (as defined in the ABL Credit Agreement), whether now or hereafter existing, including, without limitation, all indebtedness, under or in respect of: (i) each Credit Agreement, the other Loan Documents (as defined in each Credit Agreement), and all Secured Cash Management Agreements (as defined in each Credit Agreement) and Secured Hedge Agreements (as defined in each Credit Agreement) entered into with a Secured Party and (ii) any and all extensions, modifications, substitutions, amendments, refinancings and renewals of any or all of the foregoing indebtedness, and any instrument or agreement evidencing, governing or otherwise setting forth the terms of any such indebtedness or other indebtedness incurred in any such extension, modification, substitution, amendment, refinancing or renewal, in each case whether direct or indirect, absolute or contingent, and whether for principal, interest (including, without limitation, interest accruing after the filing of a petition initiating any Insolvency Proceeding, whether or not such interest accrues after the filing of such petition for purposes of any applicable Insolvency Laws, or is an allowed claim in such Insolvency Proceeding), premiums, fees, indemnification obligations (exclusive of indemnification obligations not then owing which survive the termination or expiration of the applicable Credit Agreement or the other Loan Documents (as defined in each Credit Agreement), to the extent demand therefor has not been made or threatened as of the date of such termination or expiration), contract causes of action, costs and expenses pursuant to the Loan Documents (as defined in each Credit Agreement) (all such indebtedness being, collectively, the “Senior Debt”). For all purposes of this Note, the Senior Debt shall not be deemed to have been paid in full until (A) such Senior Debt (exclusive of indemnification obligations not then owing which survive the termination or expiration of the applicable Credit Agreement or the other Loan Documents (as defined in each Credit Agreement), to the extent demand therefor has not been made or threatened as of the date of such termination or expiration) has been paid in full in cash, (B) all of the Term Loan Commitments and Revolving Credit Commitments (as defined in the ABL Credit Agreement) have terminated, (C) all Letters of Credit issued under the ABL Credit Agreement have expired or terminated (or have otherwise been cash collateralized in accordance with the terms of the ABL Credit Agreement) and (D) all of the Secured Hedge Obligations (as defined in each Credit Agreement) and the Obligations (as defined in each Credit Agreement) under Secured Cash Management Agreements (as defined in each Credit Agreement) have been terminated or arrangements satisfactory to the applicable Secured Parties counterparties thereto have been made.

(b) Until all of the Senior Debt shall have been paid in full, the Payee shall not accept, receive or collect any payment or distribution on account of, or ask for, demand or accelerate, directly or indirectly, any Subordinated Debt, and the Payor shall not make any such payment or distribution; provided, however, the Payor may (i) make payments of regularly scheduled interest payments in kind, (ii) pay the principal amount of this Note on and after the Maturity Date, and (iii) prepay this Note to the extent permitted in each Credit Agreement. The Subordinated Debt shall continue to be subordinated to the Senior Debt even if the Senior Debt is subordinated, avoided or disallowed under any Insolvency Proceeding.

(c) Until all of the Senior Debt shall have been paid in full, this Note shall not be amended in any manner that would be materially adverse to the Payor or the Secured Parties without the prior written consent of each Agent provided that, to the extent that Senior Debt under either or both of the Credit Agreements remains outstanding, the subordination provisions in clauses (a) through (j) of this Note shall not be amended without the consent of each Agent party to such Credit Agreement(s).

(d) In the event of any dissolution, winding up, liquidation, reorganization, adjustment, protection, relief or composition of the Payor or its debts, whether voluntary or involuntary, in any bankruptcy, insolvency, arrangement, reorganization, receivership, relief or other similar action or proceeding under the United States Federal Bankruptcy Code or any other federal or state bankruptcy or insolvency laws or any similar applicable law of any other jurisdiction covering the protection of creditors’ rights or the relief of debtors (collectively, the “Insolvency Laws”) or upon an assignment for the benefit of creditors or any other marshalling of the property, assets and liabilities of the Payor or otherwise (each, an “Insolvency Proceeding”), the Agents, for the ratable benefit of the Secured Parties, shall be entitled to collectively receive payment in full of all of the Senior Debt (whether or not any or all of the Senior Debt has been declared due and payable prior to the date on which such Senior Debt otherwise would have become due and payable) before the Payee (or anyone claiming through or on its behalf (including, without limitation, any receiver, trustee or other similar Person)) is entitled to receive or retain any payment or distribution of any kind or character on account of all or any of the Subordinated Debt, and, to that end, any payment or distribution of any kind or character (whether in cash, property or securities) that otherwise would be payable or deliverable upon or with respect to the Subordinated Debt in any such Insolvency Proceeding (including, without limitation, any payment that may be payable in respect of, or turnover of funds to be applied to, the Subordinated Debt by reason of any other indebtedness or obligations of the Payor being subordinated to payment of the Subordinated Debt) shall be paid or delivered forthwith directly to the Agents, for the account of the Secured Parties, in the same form as so received (with any necessary endorsement or assignment) for application (in the case of cash) to, or to be held as collateral (in the case of noncash property or securities) for, the payment, prepayment and/or cash collateralization of the Senior Debt until all of the Senior Debt shall have been paid in full.

(e) All payments or distributions upon or with respect to the Subordinated Debt that are received by the Payee contrary to the provisions of this Note shall be received in trust for the benefit of the Agents, shall be segregated from other property or funds of the Payee and shall be paid or delivered forthwith directly to the Agents, for the account of the Secured Parties, in the same form as so received (with any necessary endorsement or assignment), to be applied in accordance with the ABL lntercreditor Agreement to, prepayment and/or cash collateralization of the Senior Debt until all of the Senior Debt shall have been paid in full.

(f) To the extent that the Payor or any of its subsidiaries or any other Loan Party or guarantor of or provider of collateral for the Senior Debt shall make any payment on the Senior Debt that is subsequently invalidated, declared to be fraudulent or preferential or set aside or is required to be repaid to a trustee, receiver or any other party under any applicable Insolvency Law or equitable cause (any such payment being a “Voided Payment”), then to the extent of such Voided Payment, that portion of the Senior Debt that had been previously satisfied by such Voided Payment shall be reinstated and continue in full force and effect as if such Voided Payment had never been made. To the extent that the Payee shall have received any payments subsequent to the date of the initial receipt of such Voided Payment by the Agents or any of the Secured Parties, other than any payments received in accordance with the proviso in clause (b) above, and such payments have not been invalidated, declared to be fraudulent or preferential or set aside or required to be repaid to a trustee, receiver or any other party under any applicable Insolvency Law or equitable cause, the Payee shall be obligated and hereby agrees that any such payment so made or received shall be deemed to have been received in trust for the benefit of the Agents, and the Payee (by its acceptance hereof) hereby agrees to pay to the Agents, upon demand, the full amount so received by the Payee during such period of time to the extent necessary to fully restore to the Secured Parties the amount of such Voided Payment, which amount shall be applied as set forth in the immediately preceding paragraph.

(g) The Payee will not contest, or cause or encourage any other Person to contest, at any time, the validity or enforceability of the subordination provisions of this Note, the Senior Debt, the agreements evidencing the Senior Debt or the security interests or the Liens granted to the Agents or any of the other Secured Parties pursuant thereto.

(h) Each of the Payor and the Payee will, if reasonably requested by any Agent, further mark their respective books of account in such a manner as shall be effective to give proper notice of the effect of the subordination provisions of this Note. Each of the Payor and the Payee will, at the Payor’s sole expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further actions, that may be necessary or that any Agent may reasonably deem advisable and may request in order to protect any right or interest granted or intended to be granted under the subordination provisions of this Note or to enable any Agent or any other Secured Party to exercise and enforce its rights and remedies hereunder.

(I) The Payor acknowledges and agrees that the provisions of this Note, including, without limitation, the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each Secured Party, whether the Senior Debt held by such Secured Party was created or acquired before or after the issuance of this Note, to acquire and continue to hold, or to continue to hold, such Senior Debt and such Secured Party shall be deemed conclusively to have relied on the provisions of this Note, including, without limitation, such subordination provisions, in acquiring and continuing to hold, or in continuing to hold, such Senior Debt.

(j) The foregoing provisions regarding subordination are and are intended solely for the purpose of defining the relative rights of the holders of the Senior Debt, on the one hand, and the holders of the Subordinated Debt, on the other hand. Such provisions are for the benefit of the holders of the Senior Debt and shall inure to the benefit of, and shall be enforceable by, each Agent, on behalf of itself and the other Secured Parties, directly against the holders of the Subordinated Debt, and no holder of the Senior Debt shall be prejudiced in its right to enforce the subordination of any of the Subordinated Debt by any act or failure to act by the Payor or any Person in custody of its property or assets. The Agents are intended third party beneficiaries with respect to the subordination provisions set forth in clauses (a) through (j) hereof. Nothing contained in the foregoing provisions is intended to or shall impair, as between the Payor and the holders of the Subordinated Debt, the obligations of the Payor to such holders.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

[Signature Page Follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Note as of the date first above written.

PAYOR:

PROFRAC HOLDINGS II, LLC, a Texas limited liability company

By:	\s\ Matthew Wilks
Name:
Title:

PAYEE:

Equify Financial LLC, a Texas limited liability company

By:	\s\ Patrick Hoiby
Name:	Patrick Hoiby
Title:	President

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